21.1 Subsidiaries

As of December 31, 2005, all of the below listed direct or indirect subsidiaries of Ventiv Health, Inc. and their direct and indirect subsidiaries will be, either directly or indirectly, 100% owned by Ventiv Health, Inc.

Legal Entity	Incorporation State	Country
Health Products Research, Inc.	New Jersey	US
Ventiv Health (Georgia), Inc.	Georgia	US
MMD, Inc.	New Jersey	US
Promotech Research Associates, Inc.	Colorado	US
Scientific Exchange, Inc.	Connecticut	US
Ventiv Health Communications, Inc.	Delaware	US
Ventiv Commercial Services, LLC	New Jersey	US
VIS Financial, LLC	Delaware	US
Franklin Pharma Services, LLC	New Jersey	US
Pharmaceutical Resource Solutions LLC	Delaware	US
Smith Hanley Holding Corp.	Delaware	US
Smith Hanley Consulting Group, LLC	Delaware	US
MedFocus, LLC	Delaware	US
Ventiv Clinical Solutions LLC	Delaware	US
Smith Hanley Associates, LLC	Delaware	US
Anova Clinical Resources, LLC	Delaware	US
HHI Clinical & Statistical Research Services, LLC	Delaware	US
Ventiv Health, LLC	Delaware	US
Adheris, Inc.	Delaware	US
InChord Holding Corporation	Delaware	US
InChord Communications, Inc.	Ohio	US
Gerbig, Snell Weisheimer Advertising, LLC	Ohio	US
GSW Building Associates, LLC	Ohio	US
Creative Healthcare Solutions, LLC	Ohio	US
Creative Healthcare Solutions, LLC dba Palio Communications	Ohio	US
Blue Diesel, LLC	Ohio	US
Health Process Management LLC	Ohio	US
Y Brand Outlook LLC	Ohio	US
Cadent Medical Communications LLC	Ohio	US
Stonefly Communications Group LLC	Ohio	US
Navicor Group LLC	Ohio	US
InChord Global LLC	Ohio	US
The Center for Biomedical Continuing Education LLC	Ohio	US
InChord Group Limited		UK
Inchord, Ltd.		UK
Halliday Jones Sales Limited		UK
Kestrel Healthcare Limited		UK
Rapid Deployment Group Limited		UK
Rapid Deployment Limited		UK
Consultancy Practice Limited		UK
Clinical Communications (UK) Limited		UK
Health Products Research (UK) Limited		UK
Ventiv Health Limited		UK
Ventiv Holdings (UK)		UK
Imedex Netherlands, B.V.		Netherlands
Houdstermaatschappij Boussauw Holding, B.V.		Netherlands
Imedex Holding, B.V.		Netherlands
Silver Blue Holding, B.V.		Netherlands
Laboratoire Socopharm SARL		France
Ventiv Health France SAS		France
Ventiv Pharma Services Canada, Inc.		Canada
Pharmaceutical Resource Solutions of Puerto Rico, Inc.		Puerto Rico